         As filed with the Securities and Exchange Commission on August 20, 1999
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ______________________

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (Including registration of Shares for resale by means of a Form S-3
                                  Prospectus)
                            ______________________

                             IA CORPORATION I

             (Exact name of Registrant as specified in its charter

                            ______________________

  DELAWARE                                                    94-3161772
  --------                                                    ----------
(State of incorporation)                                (I.R.S. Employer
                                                   Identification Number)

                         1900 Powell Street, Suite 600
                       Emeryville, California 94608-1840
                   (Address of principal executive offices)

                             _____________________

                               1996 STOCK PLAN
                       1998 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                            ______________________

                               LESLIE J. ALVAREZ
                            Chief Financial Officer
                               IA CORPORATION I
                         1900 Powell Street, Suite 600
                       Emeryville, California 94608-1840
                                (510) 493-9300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ______________________

                                  Copies to:

                             Barry E. Taylor, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                 (510) 493-9300

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                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
           Title of                                                     Proposed           Proposed
          Securities                                  Amount           Maximum             Maximum             Amount of
            to be                                      to be            Offering           Aggregate          Registration
          Registered                                 Registered       Price Per Share     Offering Price          Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock , $0.01 par value
  To be issued under the 1996 Stock Plan.........   1,000,000       $  1.75(1)          $   1,750,000.00      $ 486.50
  To be issued under the 1998
  Employee Stock Purchase Plan...................     235,069        $ 1.44(2)          $     338,449.36      $  94.10


  TOTAL                                             1,235,069                           $   2,088,499.36      $    581

-------------------------------------------------------------------------------------------------------------------------

(1) Computed in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act") Such computation is based on the weighted average exercise price of $2.00 per share with respect to 206,032 outstanding options and on the price of $ 1.69 with respect to 793,968 authorized but unissued shares underlying options representing the average of the high and low prices of IA Corporation I Common Stock on the Nasdaq National Market on August 17, 1999 (the "Market Price").

(2) The offering price of $1.44 per share represents the estimated exercise price of the 235,069 shares subject to future issuance under the 1998 Employee Stock Purchase Plan, which is 85% of the Market Price.

================================================================================
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                               IA CORPORATION I

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

          (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

          (ii) The Company's Definitive Proxy Materials for the Annual Meeting of Stockholders held on June 16, 1999 filed pursuant to Section 13 of the Exchange Act.

          (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed pursuant to Section 13 of the Exchange Act.

          (iv) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed pursuant to Section 13 of the Exchange Act.

          (v) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on October 11, 1996.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

          The Registrant has entered into agreements to indemnify certain of its directors and officers, in addition to the indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses (including attorneys'

fees), judgements, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's service as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

        The Registrant has purchased insurance on behalf of any officer or director for any liability arising out of his or her actions in such capacity. The Registrant believes that indemnification agreements and insurance are necessary to attract and retain qualified directors and executive officers.

        At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Registrant where indemnification will be required or permitted. The Registrant is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

        See also the undertakings set out in response to Item 9 herein.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

        Not Applicable.

Item 8. Exhibits.
        --------

          Exhibit Number                      Description
          --------------    ---------------------------------------------------
               4.1          1996 Stock Plan, as amended
               4.2          1998 Employee Stock Purchase Plan
               5.1          Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C.
                            as to legality of securities being registered.
              23.1          Consent of Wilson, Sonsini, Goodrich & Rosati, P.C.
                            (contained in Exhibit 5.1).
              23.2          Consent of Ernst & Young LLP, Independent Auditors.
              24.1          Power of Attorney (see signature page).

Item 9. Undertakings.
        ------------

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware Corporation Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 20th day of August, 1999.

                                    IA CORPORATION I

                                    By: /s/ Kevin D. Moran
                                        ------------------------------
                                            Kevin D. Moran
                                            President, Chief Executive Officer
                                            and Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Kevin D. Moran and Leslie J. Alvarez, and each one of them, individually and without the other, his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

----------------------------- ---------------------------------- ---------------
        Signature                         Title                       Date
----------------------------- ---------------------------------- ---------------

  /s/ Kevin D. Moran          President, Chief Executive         August 20, 1999
-----------------------------
  Kevin D. Moran              Officer and Chairman of the Board


  /s/ Leslie J. Alvarez       Chief Financial Officer, Vice      August 20, 1999
-----------------------------
  Leslie J. Alvarez           President and Secretary


  /s/ Henry Kressel           Director                           August 20, 1999
-----------------------------
  Henry Kressel


  /s/ Stewart Gross           Director                           August 20, 1999
-----------------------------
  Stewart Gross


  /s/ John Oltman             Director                           August 20, 1999
-----------------------------
  John Oltman


  /s/ Randy Katz              Director                           August 20, 1999
-----------------------------
  Randy Katz


  /s/ Chakravarthi V. Ravi    Director                           August 20, 1999
-----------------------------
  Chakravarthi V. Ravi


  /s/ Timothy F. McCarthy     Director                           August 20, 1999
-----------------------------
  Timothy F. McCarthy

                               INDEX TO EXHIBITS

  Exhibit Number                                Description
---------------------    -------------------------------------------------------
      4.1                1996 Stock Plan, as amended
      4.2                1998 Employee Stock Purchase Plan
      5.1                Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C. as
                         to legality of securities being registered.
     23.1                Consent of Wilson, Sonsini, Goodrich & Rosati, P.C.
                         (contained in Exhibit 5.1).
     23.2                Consent of Ernst & Young LLP, Independent Auditors.
     24.1                Power of Attorney (see signature page).